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                                EXHIBIT 23(E)(1)

                             DISTRIBUTION AGREEMENT

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                          TRANSAMERICA INVESTORS, INC.

                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT was originally made and entered into on December 8, 2003 and amended on February 10, 2005, by and between TRANSAMERICA INVESTORS, INC., a corporation organized and existing under the laws of the state of Maryland (the "Corporation"), and AFSG SECURITIES CORPORATION, a corporation organized and existing under the laws of the state of Pennsylvania (the "Distributor").

     WHEREAS, the Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1933 Act"), and in accordance with the provisions of all applicable state securities laws (the "Blue Sky Laws");

     WHEREAS, each series of the Corporation (each a "Fund") is authorized to issue four classes of shares: Investor Shares, Institutional Shares, Class A Shares and Class M Shares (collectively, the "Shares"), each of which represents interests in the same portfolio of investment securities;

     WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Corporation has adopted a number of plans pursuant to Section 12(b) of the 1940 Act, and Rule 12b-1 thereunder (the "Plans"), to the extent applicable, pursuant to which the Corporation may pay the expenses for certain activities and services which are primarily intended to result of the sale of Shares and other activities and services that are not necessarily primarily intended to result in the sale of Shares incurred or paid by the Distributor;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

I.   APPOINTMENT AND OBLIGATIONS OF THE DISTRIBUTOR

     The Corporation hereby appoints the Distributor as its exclusive agent to sell and distribute, as set forth below in Section II, the Shares of each class of each Fund and of such other Funds and classes of Shares of the Funds as may hereafter be registered with the Commission and under the Blue Sky Laws, subject to the terms of this Agreement and the policies and control of the Corporation's Board of Directors (the "Board"). The Distributor hereby accepts such appointment.

II.  DUTIES OF THE DISTRIBUTOR AND THE CORPORATION

     The Corporation employs the Distributor:

     A.   to promote the Funds;

     B. to sell the Shares of each Fund on a best efforts basis from time to time during the term of this Agreement as agent for the Corporation and upon the terms described in the currently effective registration statement of the Corporation, and supplements thereto, under the 1933 Act and the 1940 Act (the "Registration Statement");

     C. to enter into agreements, at the Distributor's discretion, to sell Shares to such registered and qualified retail broker-dealers, including (without limitation) Transamerica Financial Advisors, Inc. and Transamerica Capital, Inc., subject to the approval by the Board of the form or forms of

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          such agreements. All such brokers and dealers shall act in accordance with the Registration Statement and shall comply with all applicable laws, rules and regulations;

     D. in connection with the sales and offers of sale of Shares, to give only such information and make such representations as is permitted by applicable law. All sales literature and advertisements used by the Distributor in connection with the sale of the Shares shall be filed with the appropriate authorities, including the NASD, the states, and/or the Commission, as may be required from time to time. The Corporation shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives or agents. Normally, the Corporation will not exercise any direction or control over the time and place of solicitation, the persons to be solicited, or the manner of solicitation. But the Distributor agrees that solicitations will be in a form acceptable to the Corporation and will be subject to such terms and conditions as may be prescribed from time to time by the Board;

     E. to offer the Shares of each Fund at the offering price described in the Registration Statement. The Corporation shall promptly furnish (or arrange for another person to furnish) the Distributor with a quotation of the net asset value per Share on each business day; and

     F. to enter into agreements with broker dealers, banks or other financial institutions or securities industry professionals, subject to the approval by the Board of the form or forms of such agreements to the extent that such approval is required by applicable law, for the provision of a variety of non-distribution related activities and services that are not primarily intended to result in the sale of Shares, which may include, without limitation: the provision of personal and continuing services to beneficial owners of Shares; receiving, aggregating and processing purchase, exchange and redemption orders of shareholders; providing and maintaining retirement plan records; communicating periodically with shareholders concerning administrative issues relating to their accounts, and answering questions and handling correspondence from shareholders about their accounts; maintaining account records and providing beneficial owners with account statements; processing dividend payments for shares held beneficially; providing sub-accounting services for shares held beneficially; issuing shareholder reports; forwarding shareholder communications to beneficial owners of shares; receiving, tabulating and transmitting proxies executed by beneficial owners of shares; providing investment advisory services to the extent authorized by applicable law; general account administration activities; and paying fees to one or more persons in respect of the average daily value of Shares beneficially owned by investors for whom the payee is the dealer of record or holder of record, or beneficially owned by shareholders with whom the payee has a servicing relationship.

     The Distributor shall not be obligated to sell any certain number of Shares.

     The Corporation agrees:

     A. that it will not, without the Distributor's consent, sell or agree to sell any Shares of the Corporation other than through the Distributor, except that the Corporation may:

          1. issue or sell Shares in connection with its merger or consolidation with any other investment company or the Corporation's acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company;

          2. offer Shares to its shareholders for reinvestment of cash distribution from capital gains or net investment income of the Corporation.


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          3.   issue Shares to shareholders of a Fund who exercise any exchange privilege set forth in the Registration Statement;

          4. issue Shares directly to registered shareholders pursuant to the authority of the Board; or

          5. sell Shares in any jurisdiction in which the Distributor is not registered as a broker-dealer.

     B. to permit the Distributor to use any list of shareholders of the Corporation or any Fund or any other list of investors which it obtains in connection with its provision of services under the Agreement;

     C. to keep the Distributor fully informed of its affairs and to make available to the Distributor copies of all information, financial statements, and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements for the Corporation by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of a Fund as the Distributor may request;

     D. to cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement; and

     E. to register or cause to be registered all Shares sold by the Distributor pursuant to the provisions of this Agreement in such name or names and amounts as the Distributor may request from time to time.

     The Corporation reserves the right at any time to withdraw all offerings of the Shares of any or all Funds by written notice to the Distributor at its principal office.

     The Corporation and the Distributor hereby agree that all advertisements and sales literature issued by either of them referring directly or indirectly to the Corporation or to the Distributor will be submitted to and receive the approval of the Corporation and the Distributor before it may be used by either party.

III. REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR

     A.   REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR

     The Distributor hereby represents and warrants to the Corporation as follows:

          1. Due Incorporation and Organization. The Distributor is duly organized and is in good standing under the laws of the State of Pennsylvania and is fully authorized to enter into this Agreement and carry out its terms.

          2. Registration. The Distributor is a broker-dealer registered with the Commission under the 1934 Act, is a member of the NASD, and is registered or licensed under the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Distributor shall maintain such registration or license in effect at all times during the term of this Agreement and will immediately notify the Corporation of the occurrence of any event that would disqualify the Distributor from serving as a Distributor by operation of Section 9(a) of the 1940 Act or otherwise.

          3. Best Efforts. The Distributor at all times shall provide its best judgment and effort to the Corporation in carrying out its obligations hereunder.


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          4.   Code of Ethics. The Distributor has adopted a written code of ethics that complies with the requirements of Rule 17j-1 under the 1940 Act and will provide the Corporation with a copy of such code of ethics and all subsequent modifications, together with evidence of its adoption. At least annually the Distributor will provide the Corporation with a report which summarizes existing procedures for compliance with the code and any changes in the procedures made during the past year and identifies any recommended changes in existing restrictions or procedures based upon experience with the code, evolving industry practice, or developments in applicable laws or regulations, and must certify that the Distributor has adopted procedures reasonably necessary to prevent "Access Persons," as defined in the code and Rule 17j-1 from violating the code.

          5.   REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     The Corporation, on behalf of the Funds, hereby represents and warrants to the Distributor as follows:

          1. Due Incorporation and Organization. The Corporation is duly organized under the laws of the State of Maryland and is fully authorized to enter into this Agreement and carry out its terms.

          2. Registration. The Corporation is registered as an investment company with the Commission under the 1940 Act and Shares of the Corporation will be registered for offer and sale to the public under the 1933 Act and under the Blue Sky Laws. Such registrations shall be kept in effect during the term of this Agreement.

IV.  COMPLIANCE WITH APPLICABLE REQUIREMENTS

     In carrying out its obligations under this Agreement, the Distributor shall at all times conform to:

     A. all applicable provisions of the 1934 Act and the 1940 Act and the rules and regulations thereunder;

     B. the provisions of the Registration Statement of the Corporation as the same may be amended from time to time, under the 1933 Act and the 1940 Act;

     C. the provisions of the Corporation's Articles of Incorporation, as amended;

     D.   the provisions of the By-Laws of the Corporation, as amended; and

     E.   any other applicable provisions of state and federal law.

V.   COMPENSATION

     As compensation for providing services under this Agreement, the Distributor shall receive and may retain any portion of any front-end or contingent deferred sales charge which is imposed on sales and redemptions of Shares and not reallowed to selected dealers as set forth in the Registration Statement. Upon termination of this Agreement with respect to shares of any Fund or class for any reason, the obligation to pay and such contingent deferred sales charge on Shares of such Fund or class sold prior to the date of termination shall survive the termination, and the Corporation (or its agent) shall collect and pay any such charges thereafter imposed on such Shares to the Distributor. In addition, the Distributor shall receive from each class of each Fund's fee at the rate and under the terms and conditions of the Distribution and Service Plans adopted pursuant to Rule 12b-1 under the 1940 Act (each, a "Plan"), adopted by the Corporation with respect to such classes of Shares of the Fund (which are


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attached hereto), as such Plans are in effect from time to time, and subject to any further limitations on such fee as the Board of Directors of the Corporation may impose.

     Additional payments to the Distributor from the Corporation's investment adviser, and/or its affiliates, may be authorized in accordance with applicable law.

VI.  EXPENSES

     The expenses in connection with the provision of services hereunder shall be allocable as follows:

     A.   EXPENSES OF THE DISTRIBUTOR

     The Distributor shall pay:

          1. the costs of printing and distributing prospectuses and statements of additional information for prospective investors and the costs of preparing, printing and distributing such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law.

          2. the costs of any additional copies of the Corporation's financial and other reports and other literature supplied to the Distributor for sales promotion purposes;

          3. all advertising expenses incurred by the Distributor in connection with the offering and sales of the Shares.

          4. all compensation to the employees of the Distributor and others for selling Shares, and all expenses of the Distributor and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts;

          6. expenses relating to the formulation and implementation of marketing strategies and promotional activities such as direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

          7. the costs of building and maintaining a database of prospective shareholders and of obtaining such analyses, reports and other information with respect to marketing and promotional activities and investor accounts as the Corporation may deem advisable;

          8. the costs of providing or procuring, directly or indirectly, the non-distribution related activities and services as provided in, and in accordance with Section II.F. above.

     B.   EXPENSES OF THE CORPORATION

          1. Each Fund, or class thereof, shall bear all expenses in connection with preparing and typesetting the Corporation's prospectuses, statements of additional information, reports to shareholders, and other materials, related to communications of such class or Fund with existing shareholders. .

VII. REPORTS

     The Corporation agrees to indemnify, defend and hold the Distributor, each person who has been, is, or may hereafter be an officer, director, employee or agent of the Distributor, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless against any loss, damage or expense reasonably


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incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon a violation of any of its covenants herein contained, or any alleged untrue statement of a material fact, or the alleged omission to state a material fact necessary to make the statements made not misleading, in the Registration Statement or prospectus of the Corporation, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by the Distributor. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law. Nothing contained herein shall relieve the Distributor of any liability to the Corporation or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under this Agreement.

IX.  INDEMNIFICATION BY THE DISTRIBUTOR

     The Distributor agrees to indemnify, defend and hold the Corporation, each person who has been, is, or may hereafter be an officer, director, employee or agent of the Distributor, and any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon a violation of any of its covenants herein contained, or any alleged untrue statements made not misleading on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible (such as any selected dealer or person through whom sales are made pursuant to an agreement with the Distributor), whether made orally or in writing, unless such statement or omission was made in reliance upon written information furnished by the Corporation. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law.

X.   REPURCHASE OF SHARES

     The Corporation appoints and designates the Distributor as agent of the Corporation, and the Distributor accepts such appointment as such agent, to repurchase shares of the Corporation in accordance with the provisions of the articles and bylaws of the Corporation.

     In connection with such redemptions or repurchases, the Corporation authorizes and designates the Distributor to take any action, to make any adjustments in net asset value, and to make any arrangements for the payment of the redemption or repurchase price authorized or permitted to be taken or made in accordance with the 1940 Act and as set forth in the Registration Statement.

     The authority of the Distributor under this section may, with the consent of the Corporation, be re-delegated in whole or in part to another person or firm.

     The authority granted in this section may be suspended by the Corporation at any time, or from time to time, until further notice to the Distributor. After any such suspension the authority granted to the Distributor by this section will be reinstated only by a written instrument executed by an officer of the Corporation.

XI.  DISTRIBUTOR IS INDEPENDENT CONTRACTOR

     The Distributor is an independent contractor and shall be the agent for the Corporation only with respect to the sale and redemption of Shares. The Distributor is responsible for its own conduct, for the employment, control and conduct of its agents and employees or to others through its agents and employees. The Distributor assumes full responsibility for its agents and employees under applicable laws and agrees to pay all employer taxes relating thereto.


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XII. NON-EXCLUSIVITY

     The services of the Distributor to the Corporation under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services to others (including other investment companies) so long as its services to the Corporation are not impaired thereby. It is understood and agreed that officers and directors of the Distributor may serve as officers or directors of the Corporation, and that officers or directors of the Corporation may serve as officers or directors of the Distributor to the extent permitted by law. The officers and directors of the Distributor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm, corporation or trust, including other investment companies.

XIII. TERM

     This Agreement shall become effective as of the later of: (i) the date on which a Registration Statement becomes effective under the 1933 Act; and (ii) the date on which this Agreement is executed, provided this Agreement is approved by the vote of a majority of the Board and by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, and who have no direct or indirect interest in the operation of any Plan or this Agreement, cast in person at a meeting called for the purpose of voting on such renewal.

     Unless terminated as herein provided, this Agreement shall remain in full force and effect for one year from the date of execution of this Agreement and shall continue in effect from year to year thereafter, only so long as such continuance is approved at least annually:

     A. by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, and who have no direct or indirect interest in the operation of any Plan or this Agreement, cast in person at a meeting called for the purpose of voting on such renewal; and

     B.   by the Board of the Corporation.

XIV. TERMINATION

     This Agreement may be terminated as to any class of Shares of any Fund at any time, without the payment of any penalty, by the vote of a majority of the Directors of the Corporation who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of any Plan or this Agreement, or by the vote of a majority of the outstanding voting securities of the class of Shares of a Fund, on sixty (60) days' written notice to the Distributor, or by the Distributor at any time without the payment of any penalty, on sixty (60) days' written notice to the corporation.

XV.  ASSIGNMENT

     This Distribution Agreement may not be assigned by the Distributor and will automatically and immediately terminate in the event of its assignment.

XVI. AMENDMENTS

     This Agreement may be amended at any time or from time to time by an instrument in writing, signed by a duly authorized officer of the Corporation and by the Distributor, but no amendment to this Agreement shall be effective until such amendment is approved:


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     A.   by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in the operation of any Plan or this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and

     B. by the vote of a majority of the Board of Directors of the Corporation;

provided, however, that amendments relating to any Plan shall not require the consent of the Distributor.

XVII. GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Maryland, without regard to conflicts of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

XVIII. DEFINITIONS

     As used in this Agreement, the terms "majority of outstanding voting securities," "interested persons," and "assignment" shall have the same meaning as those terms have in the 1940 Act.

XIX. NOTICE

     Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered by hand, transmitted by electronic facsimile, or mailed by registered, certified or overnight United States mail, postage prepaid, or sent by overnight delivery with a recognized courier, addressed by the party giving notice to the other party at the last address furnished by the other party:

     To the Distributor at: AFSG Securities Corporation
                            570 Carillon Parkway
                            St. Petersburg, Florida 33716
                            Attn: John Carter

     To the Corporation at: Transamerica Investors, Inc.
                            570 Carillon Parkway
                            St. Petersburg, FL 33716
                            Attn: Corporate Secretary

     Each such notice, advice or report shall be effective upon receipt or three days after mailing, whichever is first.

XX.  SEVERABILITY

     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

XXI. ENTIRE AGREEMENT

     This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


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XXII. 1940 ACT

     Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                        TRANSAMERICA INVESTORS, INC.


Attest:                                 By: /s/ T. Gregory Reymann
        -----------------------------       ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        AFSG SECURITIES CORPORATION


Attest:                                 By: /s/ Kyle A. Keelan
        -----------------------------       ------------------------------------
                                        Name: Kyle A. Keelan
                                        Title: Vice President


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